UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 28, 2004, the Board of Directors of The McClatchy Company (the "Company" or "McClatchy") adopted The McClatchy Company 2004 Stock Incentive Plan ("Plan"), a copy of which is on file with the SEC as Exhibit Number 10.14 to the Company's Form 10-Q for the quarter ended June 27, 2004 (File no. 333-46501). The Plan was approved by the stockholders of McClatchy on May 19, 2004.

Pursuant to the Plan, McClatchy intends to make, from time to time, restricted stock awards to employees (including executive officers). Awards issued under the Plan will be evidenced by a Restricted Stock Agreement (the "Agreement") in substantially the form attached hereto as Exhibit 99.1.

Material Terms and Conditions of the form of the Restricted Stock Agreement

The following summary of the material terms and conditions of the general form of Agreement is qualified in its entirety by reference to the Agreement, which is incorporated by reference to Exhibit 99.1 hereto.

Escrow Procedure and Stock Issuance. The certificates of restricted stock shall be deposited in escrow with the Secretary of the Company and shall remain in escrow until such time as the certificates are released or otherwise surrendered for cancellation. All cash dividends on stock shall be paid on the restricted stock. Upon vesting, the certificates shall be released from escrow and delivered to the grantee. Unvested shares held in escrow upon the grantee's termination of employment and unvested shares that remain after satisfaction of the performance criteria is determined shall be surrendered to the Company for cancellation and forfeiture.

Performance and/or Service Criteria. The restrictions on all or a portion of the restricted stock will lapse upon the attainment of certain performance and/or service criteria, as determined by the Committee. The entire grant of restricted stock shall be immediately forfeitable, however, if the grantee's service terminates prior to the attainment of the applicable criteria, if any. Also, any amount of restricted stock that does not become vested based on attainment of the applicable performance and/or service criteria shall be immediately forfeitable.

Restriction on Transfer of Grant of Restricted Stock. The Company may impose restrictions upon the sale, pledge, or other transfer of the shares (including the placement of appropriate legends on stock certificates), if the Company deems such restrictions as necessary or desirable to achieve compliance with the Securities Act. Also, the grantee cannot transfer, assign or sell his or her grant.

Adjustment of Stock. In the event of a subdivision of the outstanding stock, a declaration of a dividend payable in stock, a declaration of a dividend payable in cash in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding stock (by reclassification or otherwise) into a lesser number of shares of stock, or a similar occurrence, the Committee shall make appropriate adjustments in the number of shares of stock covered by this grant.

Change in Control. If a change in control (as defined in the Plan) occurs, while the grantee is in service of the Company and prior to the four-year anniversary of the Grant date, the grantee is entitled to immediate 100% vesting in all restricted stock granted to him or her under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 27, 2005	The McClatchy Company

/s/ Patrick J. Talamantes
Patrick J. Talamantes
Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	The McClatchy Company 2004 Stock Incentive Plan Restricted Stock Agreement